Exhibit 4.1

IES COMMON STOCKIES HOLDINGS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 44951W 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF IES HOLDINGS, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED: SEAL SENIOR VICE PRESIDENT AND GENERAL COUNSEL COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR PRESIDENT AUTHORIZED SIGNATURE •

IES HOLDINGS, INC. The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, and relative rights, preferences and limitations of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common TEN ENT – as tenants by the entireties UNIF GIFT MIN ACT– Custodian (Cust)(Minor) JT TEN – as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act (State) UNIF TRF MIN ACT– Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. For Value received, hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated, X (SIGNATURE) X (SIGNATURE) NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. This certificate also evidences and entitles the holder hereof to certain rights, subject to adjustment, as set forth in a Tax Benefit Protection Plan Agreement between IES Holdings, Inc. and American Stock Transfer & Trust Company, LLC, dated as of November 8, 2016 as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of IES Holdings, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. IES Holdings, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.